The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at WWW.SEC.GOV. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing OFFERINGMATERIALS@RBSGC.COM.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Finance America - November 1, 2005

The Seller hereby represents and warrants to the Initial Purchaser and to any subsequent Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

         (i) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

         (ii) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control, except to the extent that the provisions of this Agreement are explicitly superseded by the Confirmation;

         (iii) The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; no Mortgage Loan is thirty
(30) or more days delinquent as of the Cut-off Date and there has been no delinquency of more than 29 days in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

         (iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

         (v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

         (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

         (vii) All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greater of (i) the lesser of
(A) 100% of the replacement cost of all improvements to the Mortgaged Property, and (B) either (x) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (y) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, or (ii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with;

         (ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

         (x) The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property,
(c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

         (xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

         (xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

         (xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

         (xiv) Other than liens of any warehouse lender which will be fully satisfied and released on or prior to the Closing Date, the Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (xv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located; (xvi) The Mortgage Loan is covered by an American Land Title Association ("ALTA") lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (xvii) Except for payment delinquencies of less than thirty (30) days, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

         (xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

         (xx) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

         (xxi) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage
Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period is five (5) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remained unpaid principal balance of the Balloon Mortgage Loan as the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

         (xxii) The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

         (xxiii) As of the origination date and to the best knowledge of the Seller as of the related Closing Date, the Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

         (xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

         (xxv) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

         (xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

         (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfies the prudent and customary standards generally accepted in the secondary mortgage market, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

         (xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (xxix) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (xxx) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans;

         (xxxi) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

         (xxxii) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment by investors in nonconforming loans, cause the Mortgage Loan to be more likely to become delinquent than other similar mortgage loans, or adversely affect the value of the Mortgage Loan;

         (xxxiii) No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. Except to the extent specified on the Mortgage Loan Schedule, no Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

         (xxxiv) As of the origination date and to the Seller's best knowledge as of the related Closing Date, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

         (xxxv) No misrepresentation or fraud or, to the best of Seller's knowledge, error, omission, negligence, similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

         (xxxvi) The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (xxxvii) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

         (xxxviii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Seller;

         (xxxix) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

         (xl) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

         (xli) To the best of Seller's knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

         (xlii) The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

         (xliii) Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

         (xliv) No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA") or (2) has an APR or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a "high cost" mortgage loan, "covered" mortgage loan, "high risk home" mortgage loan, or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other comparable statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary Revised, Appendix E);

         (xlv) No deceptive lending practices were employed in connection with the origination of the Mortgage Loan;

         (xlvi) The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

         (xlvii) No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies ) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (xlviii) The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;

         (xlix) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

         (l) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

         (li) The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor's full and voluntary principal payment under applicable law. Each Prepayment Charge is payable upon the sale of the related Mortgaged Property or any other prepayment in full of the related Mortgage Loan (i.e., it is a "hard prepayment charge");

         (lii) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

         (liii) No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property such that the Mortgaged Property would be considered commercial rather than residential property by knowledgeable and sophisticated investors active in the residential secondary mortgage market;

         (liv) Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

         (lv) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond three (3) years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the Mortgagor received, in exchange for such premium, a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

         (lvi) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); to the extent required by applicable law, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

         (lvii) No Mortgagor was required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator;

         (lviii) [Reserved];

         (lix) With respect to each Mortgage Loan, the Seller has, or has caused the Subservicer to, fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Seller will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

         (lx) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

         (lxi) [Reserved];

         (lxii) With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing is the principal residence of the Mortgagor at the time of the origination of the Mortgage Loan;

         (lxiii) Each Mortgage Loan constitutes a "qualified mortgage" under
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section
1.860G-2(a)(1);

         (lxiv) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling. No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). Each Mortgage Loan that is a "Home Loan" under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

         (lxv) No Mortgage Loan is a "High-Cost" loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

         (lxvi) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans", as defined in Section 6-1 of the New York State Banking Law;

         (lxvii) No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

         (lxviii) No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

         (lxix) No Mortgage Loan secured by property located in the State of Nevada is a "home loan" as defined in the Nevada Assembly Bill No. 284;

         (lxx) No Mortgage Loan is a "manufactured housing loan" or "home improvement home loan" pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a "High-Cost Home Loan" or a refinanced "Covered Home Loan," in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

         (lxxi) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

         (lxxii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

         (lxxiii) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

         (lxxiv) No Loan that is secured by property located within the State of Maine meets the definition of a (i) "high-rate, high-fee" mortgage loan under
Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) "High-Cost Home Loan" as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

         (lxxv) With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

         (lxxvi) No Mortgage Loan is a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term "borrower" is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an "open-end home loan" (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

         (lxxvii) No Loan is a "High Cost Home Loan" as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 ( Ind. Code Ann. ss.ss. 24-9-1 et seq.);

         (lxxviii) [Reserved];

         (lxxix) The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act ("FACT Act") and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

         (lxxx) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

         (lxxxi) With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

         (lxxxii) With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File; and

         (lxxxiii) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to any mandatory arbitration.

                            Aames - December 1, 2005

         The Seller hereby represents and warrants to the Initial Purchaser and to any subsequent Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

         1. The information set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects;

         2. The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control;

         3. All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made (except that the Mortgage Loans may be up to 29 days delinquent as set forth below); the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; no Mortgage Loan is thirty
(30) or more days delinquent as of the Closing Date and there has been no delinquency of more than 29 days, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

         4. Except as set forth on Schedule 7.02(iv), there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

         5. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

         6. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

         7. All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to prudent mortgage lenders in the secondary mortgage market against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greatest of
(i) 100% of the replacement cost of all improvements to the Mortgaged Property,
(ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         8. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with;

         9. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

         10. The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property,
(c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

         11. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

         12. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Except as set forth on Schedule 7.02(xii), the Mortgagor is a natural person;

         13. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

         14. The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         15. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

         16. The Mortgage Loan is covered by an American Land Title Association ("ALTA") lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) generally acceptable in the subprime secondary mortgage market, issued by a title insurer generally acceptable in the subprime secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         17. Except with respect to (i) real property taxes and assessments previously due and payable as described on Schedule 7.02(iv), property insurance and other costs for maintenance of the Mortgaged Property advanced by the Seller, and (ii) the non-payment of the Monthly Payment by the Mortgagor on the most recent Due Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) except with respect to (x) real property taxes and assessments previously due and payable as described on Schedule 7.02(iv), property insurance and other costs for maintenance of the Mortgaged Property advanced by the Seller, and (y) the non-payment of the Monthly Payment by the Mortgagor on the most recent Due Date,there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

         18. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         19. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

         20. The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

         21. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage
Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original amortization term thereof (ignoring the balloon term) and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remained unpaid principal balance of the Balloon Mortgage Loan as the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

         22. The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and, except as set forth on Schedule 7.02(xxii), there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

         23. The Mortgaged Property is free of material damage and there is no proceeding pending for the total or partial condemnation thereof;

         24. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. Except as set forth on Schedule 7.02(xxiv), the Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

         25. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms generally acceptable to prudent sub-prime lenders;

         26. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

         27. The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

         28. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         29. No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         30. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such disclosure materials are and will remain in the Mortgage File;

         31. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

         32. The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing (taking into account that such Mortgage Loan is a subprime mortgage loan) that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment or adversely affect the value of the Mortgage Loan;

         33. No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

         34. At the time of origination, the Mortgaged Property was lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

         35. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

         36. The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         37. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other generally acceptable title evidence acceptable to prudent mortgage purchasers in the secondary mortgage market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

         38. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of generally required in the subprime secondary mortgage market;

         39. The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller if required by the Underwriting Guidelines;

         40. Except as set forth on Schedule (xl), interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

         41. At the time of origination, the Mortgaged Property was in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

         42. The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

         43. Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

         44. No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA") or (2) has an APR or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a "high cost" mortgage loan, "covered" mortgage loan, "high risk home" mortgage loan, or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary Revised, Appendix E);

         45. No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan;

         46. Except as set forth on Schedule 7.02(xlvi), the debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

         47. No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies ) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

         48. The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;

         49. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

         50. The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

         51. The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor's full and voluntary principal payment under applicable law;

         52. The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

         53. No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

         54. Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction;

         55. Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond five (5) years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond three (3) years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

         56. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

         57. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. With respect to any Mortgage Loan, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, based on a comprehensive assessment of risk factors, including the Mortgagor's credit history;

         58. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

         59. With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Seller will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

         60. All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

         61. The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

         62. With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing is the principal residence of the Mortgagor at the time of the origination of the Mortgage Loan; 63. Each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

         64. No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling. No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). Each Mortgage Loan that is a "Home Loan" under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

         65. No Mortgage Loan is a "High-Cost" loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

         66. No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans", as defined in Section 6-1 of the New York State Banking Law;

         67. No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

         68. No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

         69. No Mortgage Loan secured by property located in the State of Nevada is a "home loan" as defined in the Nevada Assembly Bill No. 284;

         70. No Mortgage Loan is a "manufactured housing loan" or "home improvement home loan" pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a "High-Cost Home Loan" or a refinanced "Covered Home Loan," in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

         71. No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

         72. No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

         73. No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

         74. No Loan that is secured by property located within the State of Maine meets the definition of a (i) "high-rate, high-fee" mortgage loan under
Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) "High-Cost Home Loan" as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

         75. With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

         76. No Mortgage Loan is a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term "borrower" is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an "open-end home loan" (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

         77. No Loan is a "High Cost Home Loan" as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 ( Ind. Code Ann. ss.ss. 24-9-1 et seq.);

         78. The Mortgagor has not made or caused to be made any payment in the nature of an "average" or "yield spread premium" to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

         79. The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act ("FACT Act") and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

         80. Reserved;

         81. Reserved;

         82. With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File; and

         83. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to any mandatory arbitration.